SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2009

PATIENT PORTAL TECHNOLOGIES, INC.
(Exact Name of Registrant As Specified In Its Charter)

DELAWARE	333-107826	02-0656132
(State of Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8276 Willett Parkway, Baldwinsville, NY      13027
(Address of Principal Executive Offices)       (Zip Code)

Registrant's telephone number, including area code: (315) 638-6708

DISCLOSURE FOR FORM 8-K

Section 8 – Other Events

Item 8.01 Other Events. On June 19, 2009, the Company closed on a $3 million credit facility with Five Star Bank., located in Warsaw, New York.  The credit facility consists of a $2.5 million working capital, long term debt facility and a $500,000 line of credit facility for purchase of equipment to be used in the business.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 10.1	Press Release